UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2020

KORN FERRY

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	KFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02 Results of Operations and Financial Condition.

On November 23, 2020, Korn Ferry (the “Company”) issued a press release announcing its second quarter fiscal year 2021 results.  A copy of the press release is attached hereto as Exhibit 99.1.  The information in this Item 2.02 and the exhibit hereto are furnished to, but not filed with, the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Company took certain proactive measures to weather the economic environment created by the coronavirus (COVID-19) pandemic.  As part of these measures, each of its named executive officers agreed that each named executive officer’s base salary would be reduced by 50% for the period from May 1, 2020 through December 31, 2020.  In addition, each of the non-employee members of the Board of Directors of the Company (the “Board”) agreed to a pro-rata reduction by 50% of their annual cash retainer of $85,000 payable for the period from May 1, 2020 through December 31, 2020.

In light of the Company’s financial performance for the second quarter of the Company’s 2021 fiscal year and, as part of a broader program to restore the reduced cash compensation for the second quarter of the Company’s 2021 fiscal year for all of the Company’s employees whose base salaries were reduced, the Compensation Committee of the Board (the “Committee”) on November 20, 2020 approved the payment to the Company’s named executive officers of an amount equal to the reduced base salary not paid to such officers for the second quarter of the Company’s 2021 fiscal year, subject to applicable tax withholding and other deductions, and subject further to such named executive officer’s continued employment with the Company until the date of such payment, which shall occur on or before December 31, 2020.  In addition, the Committee has also approved the payment to the non-employee members of the Board of an amount equal to the reduced cash retainer not paid to such Board members for the second quarter of the Company’s 2021 fiscal year, subject to such director’s continued service as a director with the Company until the date of such payment, which shall occur on or before December 31, 2020.

Item 8.01 Other Events.

On November 22, 2020, the Board declared a cash dividend of $0.10 per share that will be paid on January 15, 2021 to holders of the Company’s common stock of record at the close of business on December 21, 2020.  The declaration and payment of future dividends under the quarterly dividend policy will be at the discretion of the Board and will depend upon many factors, including the Company’s earnings, capital requirements, financial conditions, the terms of the Company’s indebtedness and other factors that the Board may deem to be relevant.  The Company may amend, revoke or suspend the dividend policy at any time and for any reason at its discretion.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release, dated November 23, 2020
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN FERRY
(Registrant)

Date: November 23, 2020	/s/ Robert P. Rozek
(Signature)
	Name:	Robert P. Rozek
	Title:	Executive Vice President, Chief Financial Officer and Chief Corporate Officer